UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2004

FIRST AVENUE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Court Square, Suite 202, Charlottesville, VA 22902

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (434) 220-4988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2004, First Avenue Networks, Inc. (the “Company”) completed a private placement of 12,870,000 shares (the “Shares”) of its common stock, $0.001 par value per share (“Common Stock”) to certain investors (the “Purchasers”) at a per share price of $7.25, pursuant to the terms of a Securities Purchase Agreement by and among the Company and each of the Purchasers (the “Purchase Agreement”). The Company also issued warrants to the Purchasers (the “Warrants”) to purchase up to a maximum of 1,930,500 shares of Common Stock (the “Warrant Shares”), with an exercise price of $7.25 per share, that may become exercisable upon the occurrence of certain stated conditions. To the extent the Warrants become exercisable, they will expire on the fifth anniversary of the issue date. The aggregate purchase price for the Shares and the Warrants sold in the private placement was $93.3 million, before deducting expenses and placement agent fees. The Company intends to use the net proceeds from the private placement (1) to execute the Company’s business plan with respect to mobile backhaul network initiatives and fiber extension facilities, (2) to repay the Company’s existing senior indebtedness, and (3) for other working capital and general corporate purposes.

In connection with the private placement, the Company will issue to Tejas Securities Group, Inc., as placement agent with respect to the transaction (the “Placement Agent”), a warrant (the “Placement Agent Warrant”) to purchase up to an aggregate of 2,574,000 shares of Common Stock at an exercise price of $7.25 per share. The Placement Agent Warrant will be exercisable immediately and will expire on the tenth anniversary of the issue date.

The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were sold in reliance upon the exemption from securities registration afforded by Regulation D. All of the Purchasers represented to the Company that they were “Accredited Investors”, as defined in Rule 501 of Regulation D under the Securities Act. In connection with the private placement, the Company entered into a Registration Rights Agreement with the Purchasers, pursuant to which the Company is required to use its best efforts to file a registration statement with the SEC covering the Shares and Warrant Shares within 60 days of the closing of the private placement.

The foregoing is a summary of the terms of the Purchase Agreement and Registration Rights Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement (including the Disclosure Schedule delivered concurrently therewith and attached hereto as Exhibit 10.4) and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2. A copy of the form of Warrant issued to each of the Purchasers is attached hereto as Exhibit 10.3.

On December 14, 2004, the Company issued a press release announcing the private placement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated into this current report by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this current report is also responsive to this Item 3.02 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 8, 2004, the Board of Directors of the Company voted to amend and restate the bylaws of the Company to create the position of non-voting member of the Board of Directors. The amended and restated bylaws were effective immediately. The full text of the amended and restated bylaws is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits - The following exhibits are furnished as part of this current report:

Exhibit Number	Description
3.2	Amended and Restated Bylaws of First Avenue Networks, Inc., dated as of December 8, 2004.

10.1	Securities Purchase Agreement, dated as of December 14, 2004, by and among First Avenue Networks, Inc. and the Purchasers listed on Schedule I attached thereto.

10.2	Registration Rights Agreement, dated as of December 14, 2004, by and among First Avenue Networks, Inc. and each of the Purchasers.

10.3	Form of Common Stock Purchase Warrant issued by the Company to each of the Purchasers.

10.4	Disclosure Schedule to the Securities Purchase Agreement dated December 14, 2004.

99.1	Press Release of First Avenue Networks, Inc. dated December 14, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2004	FIRST AVENUE NETWORKS, INC.

	By:	/s/ Sandra Thomas Watson
	Name:	Sandra Thomas Watson
	Title:	Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
3.2	Amended and Restated Bylaws of First Avenue Networks, Inc., dated as of December 8, 2004.

10.1	Securities Purchase Agreement, dated as of December 14, 2004, by and among First Avenue Networks, Inc. and the Purchasers listed on Schedule I attached thereto.

10.2	Registration Rights Agreement, dated as of December 14, 2004, by and among First Avenue Networks, Inc. and each of the Purchasers.

10.3	Form of Common Stock Purchase Warrant issued by the Company to each of the Purchasers.

10.4	Disclosure Schedule to the Securities Purchase Agreement dated December 14, 2004.

99.1	Press Release of First Avenue Networks, Inc. dated December 14, 2004.